HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                          AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank                 LaSalle Bank National Association
Chicago, Illinois                             Chicago, Illinois

U.S. Bank National Association National City Bank Des Plaines, Illinois Cleveland, Ohio

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the "CREDIT AGREEMENT"), as amended and currently in effect, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; together with the Public Hub Company, the "BORROWERS") and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Lenders extend the Revolving Credit Termination Date to June 24, 2005, modify certain financial covenants and make certain other amendments to the Credit Agreement and the Lenders are willing to do so under the terms and conditions set forth in this amendment (herein, the "AMENDMENT").

1.       AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

       1.01. The last sentence of Section 1.3 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                  "Each Term Note shall be expressed to mature in installments, commencing on September 30, 1999 and continuing on the last day of each calendar quarter occurring thereafter to and including March 31, 2005, with the principal installments on the Term Notes to equal (in the aggregate for all the Term Notes taken together) $1,250,000 per installment through and including June 30, 2000; $1,500,000 per installment through and including June 30, 2001; $2,000,000 per installment through and including March 31, 2005; and with the final principal installment on all the Term Notes due on June 24, 2005 to equal (in the aggregate for all the Term Notes taken together) all principal not sooner paid; and the amount of each installment due on the Term Note held by each Lender shall be equal to such Lender's Percentage of such installment."

       1.02. The chart appearing in the definition of "APPLICABLE MARGIN" appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended, shall be restated to read as follows:

                    Applicable
                    Margin For
                   Domestic Rate
                    Portion of
                     Revolving
                   Credit Loans
                     and Swing      Applicable
 "When Following   Loans Bearing    Margin For
  Status Exists    Interest with  LIBOR Portions  Applicable Margin     Applicable
 For Any Margin    Reference to    of Revolving   For Domestic Rate     Margin For
  Determination    Domestic Rate   Credit Loans    Portion of Term    LIBOR Portions   Commitment Fee
      Date              Is:             Is:            Loan Is:      of Term Loan Is:       Is:

Level I Status        .50%             2.00%             .50%             2.25%              .35%

Level II Status       .75%             2.25%            1.00%             2.50%              .40%

Level III Status     1.25%             2.75%            1.50%             3.00%              .45%

Level IV Status      1.50%             3.00%            1.75%             3.25%             .50%"

       1.03. The definition of the terms "EBITDAM", "LEVEL I STATUS", "LEVEL II STATUS" and "REVOLVING CREDIT TERMINATION DATE" appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read, respectively, as follows:

                  ""EBITDAM" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, PLUS (ii) taxes (including federal, state and local income taxes) for such period, PLUS (iii) all amounts properly charged for depreciation and amortization during such period on the books of the Hub Group, PLUS (iv) any deduction for Minority Interest during such period, PLUS (v) all other non-cash restructuring charges during such period on the books of the Hub Group in accordance with GAAP to the extent the aggregate amount of such other non-cash restructuring charges do not exceed $1,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period); PLUS (vi) if such period includes the fiscal quarter of the Public Hub Company ending on December 31, 2002 or March 31, 2003, restructuring charges during such quarters on the books of the Hub Group in accordance with GAAP (including cash severance payments) in an aggregate amount not in excess of

                  $1,000,000, PLUS (vii) if such period includes any fiscal quarter of the Public Hub Company ending during the period from and including March 31, 2003, through and including March 31, 2005, cash restructuring charges aggregating up to $1,000,000 (for all such quarters taken together) if and only if consented to in writing by the Required Lenders.

                  "LEVEL I STATUS" means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is less than 2.50 to 1.

                  "LEVEL II STATUS" means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 2.50 to 1 but less than 3.00 to 1.

                  "REVOLVING CREDIT TERMINATION DATE" means June 24, 2005, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Sections 3.4, 8.2 or 8.3 hereof."

       1.04. Sections 7.8, 7.9, 7.10 and 7.26 of the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read, respectively, as follows:

                           "SECTION 7.8. FIXED CHARGE COVERAGE RATIO. The Hub
                  Group shall not, as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Fixed Charge Coverage Ratio as of such date to be less than:


                                          FIXED CHARGE COVERAGE RATIO
AS OF THE FISCAL QUARTER ENDING ON:         SHALL NOT BE LESS THAN:
              3/31/03                              0.80 to 1
              6/30/03                              0.95 to 1
              9/30/03                              1.00 to 1
             12/31/03                              1.05 to 1
              3/31/04                              1.05 to 1
              6/30/04                              1.05 to 1
              9/30/04                              1.05 to 1

             12/31/04                              1.05 to 1
              3/31/05                              1.10 to 1
              6/30/05                              1.10 to 1

                           SECTION 7.9. MINIMUM EBITDAM. The Hub Group shall, as
                  of the close of each fiscal quarter of the Public Hub Company specified below, maintain EBITDAM for the four fiscal quarters of the Public Hub Company then ended of not less than:

                                           EBITDAM SHALL NOT BE LESS
AS OF THE FISCAL QUARTER ENDING ON:                  THAN:
              3/31/03                             $20,000,000
              6/30/03                             $24,000,000
              9/30/03                             $25,000,000
             12/31/03                             $26,000,000
              3/31/04                             $26,000,000
              6/30/04                             $26,500,000
              9/30/04                             $26,500,000
             12/31/04                             $27,000,000
              3/31/05                             $27,000,000
              6/30/05                             $27,500,000

                           SECTION 7.10. CASH FLOW LEVERAGE RATIO. The Hub Group
                  shall not, as of the close of each fiscal quarter of the Public Hub Company specified below, permit the Cash Flow Leverage Ratio as of such date to be more than:

                                   CASH FLOW LEVERAGE RATIO SHALL NOT
 AS OF THE FISCAL QUARTER ENDING                   BE
               ON:                             MORE THAN:
             3/31/03                           5.50 to 1
             6/30/03                           4.50 to 1
             9/30/03                           4.25 to 1
            12/31/03                           4.00 to 1
             3/31/04                           4.00 to 1
             6/30/04                           3.75 to 1
             9/30/04                           3.75 to 1
            12/31/04                           3.50 to 1
             3/31/05                           3.50 to 1
             6/30/05                           3.25 to 1

                           7.26. CAPITAL EXPENDITURES. The Hub Group shall not
                  expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2003 in an aggregate amount in excess of $9,000,000 and shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2004 in an aggregate amount in excess of $10,000,000."

       1.05. The Commitments of Harris Trust and Savings Bank ("HARRIS") and U.S. Bank National Association ("U.S. BANK") set forth opposite such Lenders' names on their respective signature pages of the Credit Agreement or on an Assignment Agreement delivered pursuant to Section 11.10 of the Credit Agreement, as the case may be, shall be amended and restated as set forth on Annex I attached hereto. On the effective date of this Amendment, such Lenders shall make appropriate adjustments between themselves to reflect the changes in the Commitments contemplated hereby and the Borrower shall be deemed to have requested non-ratable Loans to effect such adjustments.

2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

       2.01. The Borrowers, the Guarantors and the Lenders shall have executed and delivered this Amendment.

       2.02. The Borrowers shall have paid to the Agent, for the benefit of the Lenders such upfront fees as the Borrowers and the Agent have previously agreed.

       2.03. The Borrowers shall have executed and delivered to the Agent for Harris and U.S. Bank new Revolving Credit Notes in the amount of each such Lender's Revolving Credit Commitment and new Term Notes in the amount of each such Lender's outstanding principal amount of Term Loans, in each case, after giving effect to this Amendment (the "NEW NOTES").

       2.04. Legal matters incident to the execution and delivery of this Amendment and the New Notes shall be reasonably satisfactory to the Agent and its counsel.

3.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (except to the extent the same expressly relate to an earlier date and except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Public Hub Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.       MISCELLANEOUS.

       4.01. Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. Each Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

       4.02. The Borrowers and the Guarantors have heretofore executed and delivered to the Agent that certain Security Agreement dated as of October 15, 2002 and certain other Collateral Documents. The Borrowers and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Agent thereunder, the obligations of the Borrowers and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

       4.03. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

       4.04. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

       4.05. The Borrowers agree to pay, jointly and severally, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

         Dated as of February 28, 2003.


                                       HUB GROUP, INC., a Borrower
                                       HUB CITY TERMINALS, INC., a Borrower



                                       By
                                         David P. Yeager
                                         Chief Executive Officer for each of the
                                         above Companies

         Accepted and agreed to as of the date and year last above written.

                                    HARRIS TRUST AND SAVINGS BANK


                                    By
                                       Name:____________________________________
                                       Title:___________________________________


                                    U.S. BANK NATIONAL ASSOCIATION


                                    By
                                       Name:____________________________________
                                       Title:___________________________________


                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By
                                       Name:____________________________________
                                       Title:___________________________________


                                   NATIONAL CITY BANK


                                   By
                                      Name:_____________________________________
                                      Title:____________________________________

                                     ANNEX I


                               REVISED COMMITMENTS




                                          REVOLVING        OUTSTANDING PRINCIPAL
                LENDER                CREDIT COMMITMENT     AMOUNT OF TERM LOANS

   Harris Trust and Savings Bank        $20,545,603.82        $11,094,626.06

   U.S. Bank National Association       $13,454,396.18         $7,265,373.94

                               GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement.

                               HUB CHICAGO HOLDINGS, INC., a Guarantor


                               By
                                 David P. Yeager
                                 Chief Executive Officer



                               HLX COMPANY, L.L.C., a Guarantor


                               By
                                 David P. Yeager
                                 Vice Chairman and Chief Executive Officer



                               QSSC, INC.
                               QUALITY SERVICES, L.L.C.,
                               QUALITY SERVICES OF KANSAS, L.L.C.
                               QUALITY SERVICES OF NEW JERSEY, L.L.C.
                               Q.S. OF ILLINOIS, L.L.C.
                               Q.S. OF GEORGIA, L.L.C.


                               By
                                 David P. Yeager
                                 Chief Executive Officer for each of the
                                 above Guarantors

                             HUB GROUP ALABAMA, LLC
                             HUB GROUP ATLANTA, LLC
                             HUB GROUP BOSTON, LLC
                             HUB GROUP CANADA, L.P.
                             HUB GROUP CLEVELAND, LLC
                             HUB GROUP DETROIT, LLC
                             HUB GROUP FLORIDA, LLC
                             HUB GROUP GOLDEN GATE, LLC
                             HUB GROUP INDIANAPOLIS, LLC
                             HUB GROUP KANSAS CITY, LLC
                             HUB GROUP LOS ANGELES, LLC
                             HUB GROUP MID ATLANTIC, LLC
                             HUB GROUP NEW ORLEANS, LLC
                             HUB GROUP NEW YORK STATE, LLC
                             HUB GROUP NEW YORK-NEW JERSEY, LLC
                             HUB GROUP NORTH CENTRAL, LLC
                             HUB GROUP OHIO, LLC
                             HUB GROUP PHILADELPHIA, LLC
                             HUB GROUP PITTSBURGH, LLC
                             HUB GROUP PORTLAND, LLC
                             HUB GROUP ST. LOUIS, LLC
                             HUB GROUP TENNESSEE, LLC
                             HUB CITY TEXAS, L.P.
                             HUB GROUP TRANSPORT, LLC
                             HUB GROUP ASSOCIATES, INC.
                             HUB FREIGHT SERVICES, INC.
                             HUB HIGHWAY SERVICES
                             HUB GROUP DISTRIBUTION SERVICES, LLC


                             By
                                David P. Yeager
                                Chief Executive Officer for each of the
                                above Guarantors